                                                                     Exhibit 5.6



Watts, Griffis and McOuat
Consulting Geologists and Engineers



                                                                   June 26, 2006



                                CONSENT OF EXPERT



VIA EDGAR

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

RE:  MIRAMAR MINING CORPORATION (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM F-10 -- CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, John R. Sullivan, P.Geo., Senior Geologist of Watts, Griffis and McOuat Limited, hereby consent to the use of my name in connection with references to my involvement in the preparation of a technical report entitled "A Technical Review of the Hope Bay Gold Project, West Kitikmeot, Nunavut Territory, Canada for Miramar Mining Corporation" dated June 20, 2006 (the "Technical Information"), and to references to the Technical Information, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Technical Information in the Registration Statement.


Dated this 26th day of June, 2006.




                                            Sincerely,



                                            /s/ John R. Sullivan
                                            John R. Sullivan, P.Geo.
                                            Senior Geologist
JS/ls





WATTS, GRIFFIS AND McOUAT LIMITED                     Suite 400 o 8 King Street East o Toronto o Canada o M5C 1B5
Tel: (416) 364-6244 o Fax: (416) 864-1675 o Email: wgm@wgm.on.ca o Web: www.wgm.on.ca